Exhibit 1.01

Conflict Minerals Report of Sequans Communications S.A.
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Sequans Communications S.A. (“Sequans” or the “Company”) for calendar year 2016 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.
Sequans Communications S.A. is a leader in fabless semiconductor business and a developer and supplier of integrated circuits supporting single-mode LTE chipset solutions and certain system-in-package modules.
Due Diligence (Instructions 1.01(c)(1))

Overview: Conflict minerals are necessary to the functionality or production of semiconductor and module products that Sequans contracts to be manufactured (“In-Scope Products”). For calendar year 2016, Sequans completed due diligence that encompassed:

•
establishing the extent to which gold, columbite-tantalite (coltan), cassiterite or wolframite, including their derivatives tantalum, tin, and tungsten, ("3TG") are present in some or all of its products.

•
a reasonable country of origin inquiry (“RCOI”) regarding conflict minerals in the In-Scope Products that was reasonably designed to determine whether any of the conflict minerals originated in the Democratic Republic of Congo or an adjoining country (“Covered Country”) or are from recycled or scrap sources; and

•	measures to exercise due diligence on the source and chain of custody of those conflict minerals.
The Company’s due diligence exercise was based on the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
Central elements of our due diligence exercise included:

•	Maintenance of an internal Sequans team to execute the exercise, including the Quality Assurance Director, CFO, other members of the Company's Risk Committee and specialists, as required;

•
The continuing development of a conflict minerals policy and processes designed to assure initial and continuing compliance with Rule 13p-1. Our processes are designed to respond to current, and new, risks in the supply chain;

•	Identification of the In-Scope Products;

•	Identification of suppliers of the In-Scope Products; and

•	Completion of a survey of those suppliers.

To strengthen the above elements, additional personnel were made aware, in more detail, of the requirements of the legislation, Sequans’ policies and the necessary due diligence. Following staff changes, compliance work is managed by a combination of two employees and an external, specialist, contractor. Sequans plan to hire more staff, including someone who will bring compliance activity fully in-house. In addition, Sequans is aware that the European Union will be implementing new Conflict Minerals legislation. Our received advice is that such legislation may require Sequans to start compliance activity and the collecting of information during 2018. Although the SEC does not directly concern itself with EU policy, we are taking actions to ensure that we continue a proactive approach to controlling the sources and chain of custody of 3TG in our supply network.
Work with Suppliers: Sequans is several levels removed from the actual mining of conflict minerals. The Company does not make purchases of raw ore or unrefined conflict minerals and generally makes no purchases in the Covered Countries.
Sequans adopted the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative’s (“EICC/GeSI”) Conflict Minerals Reporting template (the “Template”) in 2012 and continues using the Template. Sequans and suppliers used CMRT version 4.20 for the compilation of this report. The Company worked with direct suppliers of materials containing conflict minerals, using the Template as a supply chain survey, to identify the smelters and refiners ("SOR") that provide those conflict minerals to our suppliers. Initial work and enquiries in respect of calendar year 2016 commenced during the fourth calendar quarter of 2015 and continue to date. Upon determination that all of our products do, or might, contain 3TG, Sequans asked all direct suppliers of materials for such products and related services to complete the Template or provide declarations regarding their use and the sources of 3TG. All suppliers responded. Sequans maintained communications with all suppliers in its efforts to ensure that valid, up-to-date information was used to complete this report and to comply with Sequans' obligations. If any inconsistencies were identified, Sequans requested clarification from the suppliers concerned. Based on suppliers’ responses, Sequans was able to determine the country of origin of the conflict minerals used in some but not all of the In-Scope Products.
In this context Sequans notes that, due to the increasing uptake of the CFS program, and to changes in the detail of reporting downstream from SOR's, it is becoming less common to receive mine location information. Knowledge of mine location is integral to the auditing and certification of SOR's.
During 2016, a small quantity of In-Scope products, manufactured in 2014 and or 2015, were sold. One of the supplier companies no longer exists. The products concerned were covered in Sequans' report regarding products sold in 2015, and are not considered to materially affect this report.
Sequans engages in business with one company which is both a supplier of goods and a customer for Sequans' finished In-Scope product. As to conflict minerals reporting, this creates a circularity situation. The supplier/customer cannot send Sequans a complete declaration until it receives one from Sequans. Sequans cannot send the company a completed declaration until it receives one from the supplier/customer. Following discussions, Sequans therefore accepts an incomplete declaration from the company, in which Sequans' data are the only data missing - consequently, for the purposes of this report, information on Sequans’ suppliers is complete.
Sequans compared the SOR's identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for conflict minerals, during the reporting period. Fully compliant SOR’s were validated against the list issued by the CFSI on April 6th, 2017.

Sequans has determined in good faith that for calendar year 2016 its conflict minerals status is uncertain. Sequans makes this determination due to a lack of information from some of its suppliers.
Product Description and Related Matters (Instructions 1.01(c)(2))

Description of In-Scope Products: The In-Scope Products are integrated circuits (semiconductors) supporting single-mode LTE chipset solutions and certain system-in-package modules.

Facilities Used to Process Necessary Conflict Minerals in In-Scope Products:

Sequans has identified in its supply chain:
85 facilities for the SOR of Gold. All are fully CFSI compliant or being re-audited.
32 facilities for the SOR of Tantalum. All are fully CFSI compliant or being re-audited.
66 facilities for the SOR of Tin. 63 are fully CFSI compliant or being re-audited.
27 facilities for the SOR of Tungsten. All are fully CFSI compliant or being re-audited.

This is the list of SOR’s which have been reported to Sequans:

Smelter Identification number	Metal	Smelter Name
CID000019	Gold	Aida Chemical Industries Co., Ltd.
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração
CID000077	Gold	Argor-Heraeus S.A.
CID000082	Gold	Asahi Pretec Corp.
CID000090	Gold	Asaka Riken Co., Ltd.
CID000113	Gold	Aurubis AG
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
CID000157	Gold	Boliden AB
CID000176	Gold	C. Hafner GmbH + Co. KG
CID000185	Gold	CCR Refinery - Glencore Canada Corporation
CID000233	Gold	Chimet S.p.A.
CID000362	Gold	DODUCO GmbH
CID000401	Gold	Dowa
CID000425	Gold	Eco-System Recycling Co., Ltd.
CID000493	Gold	OJSC Novosibirsk Refinery
CID000694	Gold	Heimerle + Meule GmbH
CID000707	Gold	Heraeus Ltd. Hong Kong
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.
CID000814	Gold	Istanbul Gold Refinery
CID000823	Gold	Japan Mint
CID000855	Gold	Jiangxi Copper Co., Ltd.
CID000920	Gold	Asahi Refining USA Inc.
CID000924	Gold	Asahi Refining Canada Ltd.
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
CID000929	Gold	JSC Uralelectromed
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.

CID000957	Gold	Kazzinc
CID000969	Gold	Kennecott Utah Copper LLC
CID000981	Gold	Kojima Chemicals Co., Ltd.
CID001029	Gold	Kyrgyzaltyn JSC
CID001078	Gold	LS-NIKKO Copper Inc.
CID001113	Gold	Materion
CID001119	Gold	Matsuda Sangyo Co., Ltd.
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.
CID001153	Gold	Metalor Technologies S.A.
CID001157	Gold	Metalor USA Refining Corporation
CID001161	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
CID001188	Gold	Mitsubishi Materials Corporation
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.
CID001204	Gold	Moscow Special Alloys Processing Plant
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.
CID001259	Gold	Nihon Material Co., Ltd.
CID001322	Gold	Elemetal Refining, LLC
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.
CID001352	Gold	PAMP S.A.
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals
CID001397	Gold	PT Aneka Tambang (Persero) Tbk
CID001498	Gold	PX Précinox S.A.
CID001512	Gold	Rand Refinery (Pty) Ltd.
CID001534	Gold	Royal Canadian Mint
CID001555	Gold	Samduck Precious Metals
CID001573	Gold	Schone Edelmetaal B.V.
CID001585	Gold	SEMPSA Joyería Platería S.A.
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
CID001761	Gold	Solar Applied Materials Technology Corp.
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.
CID001938	Gold	Tokuriki Honten Co., Ltd.
CID001955	Gold	Torecom
CID001977	Gold	Umicore Brasil Ltda.
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining
CID001993	Gold	United Precious Metal Refining, Inc.
CID002003	Gold	Valcambi S.A.
CID002030	Gold	Western Australian Mint trading as The Perth Mint
CID002100	Gold	Yamamoto Precious Metal Co., Ltd.
CID002129	Gold	Yokohama Metal Co., Ltd.
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
CID002243	Gold	Zijin Mining Group Co., Ltd. Gold Refinery
CID002314	Gold	Umicore Precious Metals Thailand
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.
CID002510	Gold	Republic Metals Corporation
CID002516	Gold	Singway Technology Co., Ltd.

CID002561	Gold	Emirates Gold DMCC
CID002580	Gold	T.C.A S.p.A
CID002777	Gold	SAXONIA Edelmetalle GmbH
CID002778	Gold	WIELAND Edelmetalle GmbH
CID002779	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.
CID000292	Tin	Alpha
CID000295	Tin	Cooperativa Metalurgica de Rondônia Ltda.
CID000306	Tin	CV Gita Pesona
CID000307	Tin	PT Justindo. Used by one supplier during 2016. The supplier has been requested to stop using this smelter.
CID000309	Tin	PT Aries Kencana Sejahtera
CID000313	Tin	CV Serumpun Sebalai
CID000315	Tin	CV United Smelting
CID000402	Tin	Dowa
CID000438	Tin	EM Vinto
CID000468	Tin	Fenix Metals
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
CID001070	Tin	China Tin Group Co., Ltd.
CID001105	Tin	Malaysia Smelting Corporation (MSC)
CID001142	Tin	Metallic Resources, Inc.
CID001143	Tin	Metallo-Chimique N.V.
CID001173	Tin	Mineração Taboca S.A.
CID001182	Tin	Minsur
CID001191	Tin	Mitsubishi Materials Corporation
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.
CID001337	Tin	Operaciones Metalurgical S.A.
CID001399	Tin	PT Artha Cipta Langgeng
CID001402	Tin	PT Babel Inti Perkasa
CID001412	Tin
PT Bangka Putra Karya. Removed from the list of smelters by CFSI on 16 Nov 2015. They no longer operate as smelters/refiners of tin. Tin used in 2016 is residual material in Sequans' supply chain, from a supplier which no longer exists. The quantities of tin involved are insignificant and do not impact this report. Sequans does not expect this material to be in the supply chain in 2017.

CID001419	Tin	PT Bangka Tin Industry
CID001421	Tin	PT Belitung Industri Sejahtera
CID001428	Tin	PT Bukit Timah
CID001434	Tin	PT DS Jaya Abadi
CID001438	Tin	PT Eunindo Usaha Mandiri
CID001453	Tin	PT Mitra Stania Prima
CID001457	Tin	PT Panca Mega Persada
CID001458	Tin	PT Prima Timah Utama
CID001460	Tin	PT Refined Bangka Tin
CID001463	Tin	PT Sariwiguna Binasentosa
CID001468	Tin	PT Stanindo Inti Perkasa
CID001471	Tin	PT Sumber Jaya Indah
CID001477	Tin	PT Timah (Persero) Tbk Kundur
CID001482	Tin	PT Timah (Persero) Tbk Mentok
CID001490	Tin	PT Tinindo Inter Nusa
CID001493	Tin	PT Tommy Utama

CID001539	Tin	Rui Da Hung
CID001758	Tin	Soft Metais Ltda.
CID001898	Tin	Thaisarco
CID002015	Tin	VQB Mineral and Trading Group JSC
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.
CID002158	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd. Used by one supplier in 2016. They are “Active”, but were not audited as compliant in 2016. The supplier has been requested to stop using this SOR, if the SOR is not certified in 2017.

CID002180	Tin	Yunnan Tin Company Limited
CID002455	Tin	CV Venus Inti Perkasa
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.
CID002479	Tin	PT Wahana Perkit Jaya. Used by two suppliers in 2016. The suppliers have been requested to stop using this SOR. To date, one supplier has confirmed that this SOR is no longer being used to supply tin.
CID002500	Tin	Melt Metais e Ligas S.A.
CID002503	Tin	PT ATD Makmur Mandiri Jaya
CID002517	Tin	O.M. Manufacturing Philippines, Inc.
CID002530	Tin	PT Inti Stania Prima
CID002570	Tin	CV Ayi Jaya
CID002592	Tin	CV Dua Sekawan
CID002593	Tin	CV Tiga Sekawan
CID002696	Tin	PT Cipta Persada Mulia
CID002706	Tin	Resind Indústria e Comércio Ltda.
CID002773	Tin	Metallo-Chimique N.V.
CID002774	Tin	Elmet S.L.U.
CID002776	Tin	PT Bangka Prima Tin
CID002829	Tin	PT Kijang Jaya Mandiri
CID002835	Tin	PT Menara Cipta Mulia
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.
CID000105	Tungsten	Kennametal Huntsville
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.
CID000568	Tungsten	Global Tungsten & Powders Corp.
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
CID000825	Tungsten	Japan New Metals Co., Ltd.
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
CID002044	Tungsten	Wolfram Bergbau und Hütten AG
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
CID002541	Tungsten	H.C. Starck GmbH
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG

CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
CID002589	Tungsten	Niagara Refining LLC
CID002649	Tungsten	Hydrometallurg, JSC
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.
CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry
CID000410	Tantalum	Duoluoshan
CID000456	Tantalum	Exotech Inc.
CID000460	Tantalum	F&X Electro-Materials Ltd.
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
CID000731	Tantalum	Hi-Temp Specialty Metals, Inc.
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.
CID001076	Tantalum	LSM Brasil S.A.
CID001175	Tantalum	Mineração Taboca S.A.
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
CID001769	Tantalum	Solikamsk Magnesium Works OAO
CID001869	Tantalum	Taki Chemical Co., Ltd.
CID001891	Tantalum	Telex Metals
CID001969	Tantalum	Ulba Metallurgical Plant JSC
CID002232	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
CID002504	Tantalum	D Block Metals, LLC
CID002540	Tantalum	Plansee SE Liezen
CID002544	Tantalum	H.C. Starck Co., Ltd.
CID002545	Tantalum
H.C. Starck GmbH Goslar. Used by one supplier. Starck confirmed an organizational change in Aug 2016 and were audited and confirmed compliant in Nov 2016, as a single entity in Laufenburg. Starck previously declared as two entities, with two different smelter ID numbers. Following the reorganization, both smelting sites came under CID002546 (below) during 2016.

CID002546	Tantalum	H.C. Starck GmbH Laufenburg
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH
CID002548	Tantalum	H.C. Starck Inc.
CID002549	Tantalum	H.C. Starck Ltd.
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG
CID002556	Tantalum	Plansee SE Reutte
CID002557	Tantalum	Global Advanced Metals Boyertown
CID002558	Tantalum	Global Advanced Metals Aizu

More complete details are being posted to the publicly available Internet site www.sequans.com (follow the http://www.sequans.com/investors/corporate-governance/ link) upon the filing of the Form SD. Note that this information is often updated and is therefore not limited to this reporting period.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products:

Mines have been identified in the following countries as being sources of 3TG used in In-Scope Products;

Australia,    Bolivia,    Brazil,        Canada,    PR China,    DRC,        Ethiopia,
Indonesia,    Japan,        Laos,         Morocco,    Mozambique,    Myanmar,    Peru,
Portugal,    Russian Federation,        Rwanda,    Singapore,    Spain,        Vietnam.

In addition, certain suppliers have indicated sources in “Level 1, Level 2 and or Level 3”1 countries, not specifically identifying the countries.

Information About Efforts to Determine Mine or Location of Origin: The description of our due diligence exercise set forth above under the heading “Due Diligence” covers Sequans’ efforts to determine the mine or location of origin with the greatest possible specificity.

1 Classification of countries is based on the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program Supply Chain Transparency Smelter Audit Protocol for Tungsten (Annex 1 “Materials Classifications”).
Level 1 countries are defined as “countries with known active tungsten ore production that are not identified as conflict regions or plausible areas of smuggling”.
Level 2 countries are defined as “countries with known or plausible countries for the smuggling, export or transit of tungsten containing minerals out of conflict affected regions (Kenya, Mozambique, South Africa)”.
Level 3 countries are defined as “countries outlined in Section 1502 of the Dodd-Frank Act as those affected or bordering conflict affected regions currently defined as the DRC and its nine adjoining countries (Angola, Burundi, Central African Republic, Democratic Republic of the Congo (DRC), Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia)". These are also commonly referred to as "covered countries”. The definition of "Level 3" is expanded to include:

•	A country where 3TG material is mined in a Conflict-affected and high-risk area (CAHRA) as defined by the mineral origin and/or supplier red flags of the OECD Due Diligence Guide:

◦	The minerals originate from or have been transported via a CAHRA (as defined by the OECD).

◦
The minerals are claimed to originate from a country that has limited known reserves, likely resources, or expected production levels of the mineral in question (i.e., the declared volumes of mineral from that country are out of keeping with its known reserves or expected production levels).

◦	The minerals are claimed to originate from a country where materials from CAHRAs areas are known to transit, legally or illegally.

◦
The company’s suppliers or other known upstream companies have shareholder or other interests in companies that supply minerals from or operate in one of the above-mentioned red flag locations of mineral origin and transit.

◦	The company’s suppliers’ and/or other upstream companies are known to have sourced minerals from a red flag location of mineral origin and transit in the last 12 months.